EXHIBIT 23(a)






INDEPENDENT AUDITOR'S CONSENT




GENERAL MOTORS CORPORATION:

We consent to the incorporation by reference in this Registration Statement of General Motors Corporation on Form S-8 of:

- our report dated January 17, 2001 appearing on page II-14 in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 2000;
- our report dated January 16, 2001 appearing on page IV-32 in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 2000; and
- our report dated June 8, 2001 appearing in the Annual Report on Form 11-K of the GMAC Mortgage Group Savings Incentive Plan for the year ended December 31, 2000.



/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
December 4, 2001
































                                      II-10